Exhibit 32.2

SECTION 1350 CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report of Dresser, Inc. (“Dresser”) on Form 10-Q/A for the period ended September 30, 2002 as filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2003 (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge and upon a review of the Report, that, subject to the qualifications noted below:

(1)	The Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dresser as of the dates and for periods presented as required by such Report.

In rendering this certification, the undersigned notes the following qualifications, each of which limits and qualifies the above certification because they may materially alter the information required to be in the Report for the above certification to be correct:

(a)	Dresser’s interim financial statements for the quarterly period ended September 30, 2001 included in the Report are required to be reviewed by an independent public accountant using professional standards and procedures for conducting such reviews, but they have not been so reviewed for the reasons described in Item 1 of the Report under the caption “Restatement of our Financial Statements.”

(b)	Each of the qualifications and limitations set forth in the Report, including the notes to the financial statements contained therein and the matters covered under Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 4. “Controls and Procedures.”

In addition to the qualifications described above, the undersigned did not serve as chief financial officer of Dresser until March 6, 2002 and, therefore, certain information in the Report relates to periods prior to the undersigned’s service to Dresser in such capacity. This certification is qualified by the foregoing and is based upon, among other things, the undersigned’s responsibilities as chief financial officer, his own due diligence and representations made by certain members of Dresser’s senior management.

Dated: December 11, 2003
/s/ James A. Nattier
James A. Nattier
Executive Vice President and Chief Financial Officer

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Dresser for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.